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                                 EXCHANGE OFFER

                                 TO HOLDERS OF
               CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                                       OF

                              DISC GRAPHICS, INC.

     1 SHARE OF COMMON STOCK , $.01 PAR VALUE FOR EACH 8.5 CLASS A WARRANTS

                                                                   July 11, 1997

                THE OFFER AND WITHDRAWAL RIGHTS FOR THE CLASS A
             WARRANTS WILL EXPIRE AT 4:00 P.M., NEW YORK CITY TIME,
                      ON AUGUST 22, 1997, UNLESS EXTENDED.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We are asking you to contact your clients for whom you hold Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") of Disc Graphics, Inc., a Delaware corporation (the "Issuer"), registered in your name or who hold securities in their own names. Please bring to their attention as promptly as possible the offer being made by the Issuer to exchange 1 share of the Issuer's Common Stock, par value $.01 per share for each 8.5 Class A Warrants tendered upon the terms and subject to the conditions set forth in the Exchange Offer dated July 11, 1997 (the "Exchange Offer") and the related Letter of Transmittal (which together constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold Class A Warrants registered in your name.

     Enclosed for your information and use are copies of the following documents:

     1. Exchange Offer dated July 11, 1997;

     2. The Letter of Transmittal to be used by holders of Class A Warrants in accepting the Offer. Facsimile copies of the Letter of Transmittal may be used to tender Class A Warrants in accepting the Offer.

     3. A letter which may be sent to your clients for whose account you hold Class A Warrants in your name or the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     4. A Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Class A Warrants are not immediately available;

     5. Guidelines of the Internal Revenue Service for certification of Taxpayer Identification Number; and

     6. A supply of return envelopes addressed to American Stock Transfer and Trust Company (the "Exchange Agent").

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER EXPIRES AT 4:00 P.M., NEW YORK CITY TIME, ON AUGUST 22, 1997, UNLESS EXTENDED.

     The Issuer will not pay any fees or commissions to any broker, dealer or other parson in connection with the solicitation of tenders of Class A Warrants pursuant to the Offer. However, the Issuer will, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding this material to your clients.
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     In all cases, the issuance of Common Stock for Class A Warrants tendered pursuant to the Offer will be made only after timely receipt by the Exchange Agent of certificates therefor (or timely confirmation of a book-entry transfer of such Class A Warrants into the Exchange Agent's account at a Book-Entry Transfer Facility as described in the Offer), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal.

     If holders of Class A Warrants wish to tender Class A Warrants, but it is impracticable for them to forward their certificates prior to the desired date of tender and prior to the "Expiration Date" (as that term is used in the Offer to Purchase), a tender may be effected by following the guaranteed delivery procedures specified in Section 2 of the Offer to Purchase and in Instruction 1 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to the Exchange Agent at American Stock Transfer and Trust Company, 40 Wall Street, New York, NY 10005, telephone (718) 921-8200. Additional copies of the enclosed material may be obtained from the Exchange Agent at such address.

                                          Very truly yours.

                                          DISC GRAPHICS, INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF DISC GRAPHICS, INC. OR THE EXCHANGE AGENT, OR AUTHORIZE YOU TO MAKE ANY STATEMENTS OR UTILIZE ANY DOCUMENTS IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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